WAIVER

In consideration for the benefits I will receive as a result of my employer’s participation in the United States Department of the Treasury’s TARP Capital Purchase Program, I hereby voluntarily waive any claim against the United States or any state or territory thereof or my employer or any of its directors, officers, employees and agents for any changes to my compensation or benefits that are required in order to comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008, as amended (“EESA”), and rules, regulations, guidance or other requirements issued thereunder (collectively, the “EESA Restrictions”).

I acknowledge that the EESA Restrictions may require modification of the employment, compensation, bonus, incentive, severance, retention and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements), whether or not in writing, that I have with my employer or in which I participate as they relate to the period the United States holds any equity or debt securities of my employer acquired through the TARP Capital Purchase Program and I hereby consent to all such modifications.  I further acknowledge and agree that if my employer notifies me in writing that I have received payments in violation of the EESA Restrictions, I shall repay the aggregate amount of such payments to my employer no later than fifteen business days following my receipt of such notice.

This waiver includes all claims I may have under the laws of the United States or any other jurisdiction related to the requirements imposed by the EESA Restrictions (including without limitation, any claim for any compensation or other payments or benefits I would otherwise receive absent the EESA Restrictions, any challenge to the process by which the EESA Restrictions were adopted and any tort or constitutional claim about the effect of the foregoing on my employment relationship) and I hereby agree that I will not at any time initiate, or cause or permit to be initiated on my behalf, any such claim against the United States, my employer or its directors, officers, employees or agents in or before any local, state, federal or other agency, court or body.

In witness whereof, I execute this waiver on my own behalf, thereby communicating my acceptance and acknowledgement to the provisions herein.

Respectfully,

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